Exhibit 99.1

Transmeridian Exploration Incorporated and Transmeridian Exploration Inc. Announce Execution of Supplemental Indenture Governing 12 Percent Senior Secured Notes Due 2010 and Related Security Documents

HOUSTON, Oct. 24, 2008 (GLOBE NEWSWIRE) — Transmeridian Exploration Incorporated (AMEX:TMY) (“Transmeridian”) and its wholly-owned subsidiary Transmeridian Exploration Inc. (“TMEI”) today announced that they have executed a supplement to the indenture governing TMEI’s 12% Senior Secured Notes due 2010 (the “Existing Notes”) and related security documents.

As of 5:00 p.m., New York City time, on October 23, 2008, holders of a majority in aggregate principal amount of the Existing Notes had delivered written consents with respect to the proposed amendments to the indenture governing the Existing Notes and related security documents, and such written consents were not subsequently validly withdrawn prior to the execution of such documents.

Accordingly, as contemplated by the supplemented Offering Memorandum and Consent Solicitation Statement relating to the previously-announced exchange offer and consent solicitation relating to the $290,000,000 aggregate principal amount of Existing Notes (the “Offering Memorandum”), TMEI, the guarantors of the Existing Notes and the trustee under the indenture governing the Existing Notes executed on October 24, 2008 a supplemental indenture and amended and restated security documents implementing the proposed amendments to the indenture governing the Existing Notes and related security documents.

In addition, TMEI, the guarantors of the new notes offered in exchange for the Existing Notes in the exchange offer (the “New Notes”) and the trustee under the indenture governing the New Notes executed on October 24, 2008 the indenture governing the New Notes. Therefore, the “Execution Time” as defined in the Offering Memorandum has occurred, and tendered Existing Notes may not be withdrawn and consents may not be revoked except as described in the limited circumstances set forth in the Offering Memorandum.

All Existing Notes validly tendered prior to the exchange offer expiration time, which is 5:00 p.m., New York City time, on October 28, 2008, unless extended, will be eligible to receive the amended total consideration payable in the exchange offer set forth in the Offering Memorandum.

The New Notes will not be offered pursuant to an effective registration statement. Therefore, the New Notes may not be offered or sold in the United States absent an exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws. This announcement is not an offer to sell the New Notes or an offer to exchange the New Notes for Existing Notes and is not a solicitation of an offer to sell the Existing Notes or to exchange the Existing Notes for New Notes.

About Transmeridian Exploration Incorporated

Transmeridian is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. Transmeridian primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian currently has projects in Kazakhstan and southern Russia; its main asset is a 100% interest in the South Alibek field in western Kazakhstan.

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and other filings with the Securities and Exchange Commission. Although Transmeridian believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by Transmeridian or any other person that the objectives and plans of Transmeridian will be achieved.

CONTACT:	Transmeridian Exploration Incorporated
Earl W. McNiel, CFO (713) 458-1100 Fax: (713) 781-6593 tmei@tmei.com www.tmei.com 5847 San Felipe, Suite 4300 Houston, Texas 77057

Source: GlobeNewswire (October 24, 2008—3:35 PM EDT)